                                  SCHEDULE 14A
                                (Rule 14a - 101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


    Filed by the registrant /X/


    Filed by a party other than the registrant / /

    Check the appropriate box:

    / / Preliminary proxy statement


    /X/ Definitive proxy statement


    / / Definitive additional materials

    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                BRT REALTY TRUST

________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)


                                BRT REALTY TRUST

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):


    /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).


    / / $550 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

    (2) Aggregate number of securities to which transactions applies:
________________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
________________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
________________________________________________________________________________

    (2) Form, schedule or registration statement no.:
________________________________________________________________________________

    (3) Filing party:
________________________________________________________________________________

    (4) Date filed:
________________________________________________________________________________

- ------------------------


    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                BRT REALTY TRUST
                              60 CUTTER MILL ROAD
                             GREAT NECK, N.Y. 11021
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 7, 1994
                                ----------------

To the Shareholders of BRT Realty Trust:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of BRT Realty Trust (the "Trust") will be held at the offices of the Trust, 60 Cutter Mill Road, Great Neck, N.Y., Suite 303, at 9:00 A.M., local time, on March 7, 1994 for the following purposes:

    1. To elect three Class I Trustees to the Board of Trustees;

    2. To appoint Kenneth Leventhal & Company as the Trust's independent certified public accountants for the fiscal year ending September 30, 1994; and

    3. To act on such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The close of business on January 20, 1994 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Trust will not be closed.

                                          By order of the Board of Trustees

                                          Simeon Brinberg, Secretary

January 27, 1994

    All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Your vote is important and it will not be counted unless you return the proxy or attend the Annual Meeting. If you attend the Annual Meeting, you may withdraw the proxy and vote your own shares. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                    SHAREHOLDERS ARE URGED TO DATE, SIGN AND
                         RETURN THEIR PROXIES PROMPTLY

                                BRT REALTY TRUST
                              60 CUTTER MILL ROAD
                             GREAT NECK, N.Y. 11021
                                 (516) 466-3100

                                ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                ----------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of BRT Realty Trust (the "Trust") of proxies in the enclosed form for the Annual Meeting of Shareholders ("Annual Meeting") to be held at the offices of the Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 A.M., local time on March 7, 1994, and for any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Trust. Proxies may also be revoked by attending the Annual Meeting and voting in person or submitting a proxy bearing a later date.

    The principal executive offices of the Trust are located at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021. The approximate date on which this Proxy Statement and the form of proxy included herewith are being first sent to shareholders is January 27, 1994.

                               VOTING SECURITIES

    Only holders of shares of beneficial interest, par value $3.00 per share ("Beneficial Shares"), and holders of convertible preferred shares, par value $1.00 per share ("Preferred Shares") of record as at the close of business on January 20, 1994, are entitled to vote at the meeting. On the record date there were issued and outstanding 7,346,624 Beneficial Shares (excluding treasury shares and shares which have been reserved for issuance in connection with a previous acquisition) and 1,030,000 Preferred Shares. Each outstanding Beneficial Share and Preferred Share is entitled to one vote. The holders of a majority of the outstanding Beneficial Shares and Preferred Shares, considered as one class, shall constitute a quorum.


    If the enclosed form of proxy is properly executed and returned, the Beneficial Shares represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, such Beneficial Shares will be voted (i) for the election, as Class I Trustees, of the nominees set forth under the caption "Election of Trustees," and (ii) for approval of the appointment of Kenneth Leventhal & Company as the Trust's independent certified public accountants for the fiscal year ending September 30, 1994. Approval of each of the above items requires the affirmative vote of the holders of a majority of the Beneficial Shares and Preferred Shares, voting as one class, present in person or by proxy. If a shareholder, present in person or by proxy, abstains on either matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the shareholder may interpret such action differently.


    The cost of soliciting proxies in the accompanying form has been, or will be, paid by the Trust. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Trust will reimburse such persons for their expenses in so doing.

                 BENEFICIAL OWNERSHIP BY TRUSTEES AND OFFICERS

    Set forth below is information concerning stock ownership of all persons known by the Trust to own beneficially 5% or more of the Beneficial Shares and Preferred Shares of the Trust considered as one class, all Trustees and all Trustees and officers of the Trust as a group, based upon the number of outstanding Beneficial Shares and Preferred Shares as of January 20, 1994.

                                                                                           AMOUNT OF
                                 NAME OF BENEFICIAL                                       BENEFICIAL       PERCENT
                                        OWNER                                           OWNERSHIP (1)(2)   OF CLASS
- -------------------------------------------------------------------------------------   ---------------    --------
Patrick J. Callan (3)
55 East 52nd Street
New York, N.Y. 10055.................................................................        30,500           *
Fredric H. Gould (4)(5)(6)(13)(14)...................................................     1,948,301        22.50%
Stuart S. Gould (3)(4)(5)(7)(8)......................................................       388,107         4.48%
Arthur Hurand (3)(9)
G-4300 W. Pierson Road
Flint, MI 48504......................................................................       147,157         1.70%
Gary Hurand (3)(10)
G-4300 W. Pierson Road
Flint, MI 48504......................................................................        41,817           *
Nathan Kupin (3)(4)(5)(7)............................................................       308,307         3.56%
Herbert C. Lust, II (3)
54 Porchuck Road
Greenwich, CT 06830..................................................................        67,500           *
Marshall Rose (5)(11)
667 Madison Avenue
New York, N.Y. 10021.................................................................     2,018,563        23.31%
Israel Rosenzweig (4)(12)(13)........................................................       275,611         3.18%
One Liberty Properties, Inc. (2)(4)..................................................     1,233,767        14.27%
All Trustees and Officers as a group
 (15 in number) (15).................................................................     3,341,032(16)    38.59%
* Less than 1%

- ------------------------
 (1) All individuals listed are Trustees of the Trust. All persons listed, except One Liberty Properties, Inc. own Beneficial Shares. One Liberty Properties, Inc. owns 203,767 Beneficial Shares and 1,030,000 Preferred Shares.
 (2) Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or otherwise.
 (3)  Includes 7,500 Beneficial Shares which underlie unexercised options.
 (4)  Address is 60 Cutter Mill Road, Great Neck, N.Y. 11021.
 (5) Includes 254,334 Beneficial Shares owned by the pension and profit sharing trusts of REIT Management Corp. of which Stuart S. Gould, Fredric H. Gould, Nathan Kupin and Marshall Rose are trustees, as to which Beneficial Shares Messrs. Gould, Kupin and Rose each has shared voting and investment power.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

 (6)  Includes 34,762 Beneficial Shares held by Mr. Gould as joint custodian for the  children of his brother, 4,790  Beneficial Shares owned by Georgetown
      Group, Inc., of which Mr. Gould is a Vice President and 212,048 Beneficial
      Shares owned by three entities in which Mr. Gould is a general partner  or principal. Also includes 203,767 Beneficial Shares and 1,030,000 Preferred
      Shares  owned by One Liberty Properties,  Inc. ("OLP"), of which Mr. Gould is an officer and director and in which Gould Investors L.P. ("GLP"),  (an entity  in which Mr. Gould is a  general partner and a principal executive officer of the  managing general  partner) is  a controlling  shareholder,
      93,588  Beneficial Shares, representing  Mr. Gould's proportional interest in Beneficial  Shares owned  by  GLP and  52,500 Beneficial  Shares  which underlie  unexercised options.  Does not include  18,815 Beneficial Shares owned by Mrs. Fredric  H. Gould, as to  which Beneficial Shares Mr.  Gould
      disclaims   beneficial  interest  and  Mrs.  Gould  has  sole  voting  and investment power.
 (7)  Includes 33,381  Beneficial Shares  owned by  the pension  trust of  Gould
      Investors  L.P., of which Stuart S.  Gould, Nathan Kupin and a non-Trustee officer of the  Trust are  trustees, as  to which  Beneficial Shares  said trustees have shared voting and investment power.
 (8)  Does  not include 56,568 Beneficial Shares  owned by Mrs. Stuart S. Gould, as to which Beneficial Shares Mr. Gould disclaims beneficial interest  and
      Mrs. Gould has sole voting and investment power.
 (9)  Includes  105,081 Beneficial  Shares owned by  Mr. Hurand and  his wife as joint tenants, 822 Beneficial Shares held  by Mr. Hurand as custodian  for his  grandchildren and 2,687 Beneficial Shares owned by Hurand & Hurand in which Mr. Hurand is a partner.
(10)  Includes 2,687 Beneficial  Shares owned by  Hurand & Hurand  in which  Mr.
      Hurand is a partner.
(11)  Includes  23,913  Beneficial  Shares owned  by  Mr. Rose  in  a retirement account, 4,790 Beneficial Shares owned by Georgetown Group, Inc. in  which
      Mr.  Rose is an officer, 76,983 Beneficial Shares owned by the pension and profit sharing  trusts of  Georgetown Group,  Inc. of  which Mr.  Rose  is trustee,  212,048 Beneficial Shares  owned by three  entities in which Mr.
      Rose is  a  general partner  or  principal shareholder,  8,644  Beneficial
      Shares  owned by Jill and Marshall Rose  Foundation of which Mr. Rose is a trustee, 58,722 Beneficial  Shares owned by  Mr. Rose for  the benefit  of others,  203,767 Beneficial Shares and 1,030,000 Preferred Shares owned by
      One Liberty, of which Mr. Rose is an officer and director and in which GLP
      (an entity  in  which  Mr. Rose  is  a  general partner  and  a  principal executive  officer  of  the  managing general  partner)  is  a controlling shareholder, 92,862 Beneficial Shares representing Mr. Rose's proportional interest in Beneficial Shares owned  by GLP, and 52,500 Beneficial  Shares which  underlie  unexercised options.  Does not  include 41,662  and 1,600
      Beneficial Shares owned  by Mrs. Rose  as a trustee  for her children  and included  in her Keogh  Plan, respectively, as  to which Beneficial Shares
      Mr. Rose disclaims beneficial interest and  Mrs. Rose has sole voting  and investment power.
(12)  Includes  8,750 Beneficial  Shares owned  by Mr.  Rosenzweig in retirement accounts, 41,100 Beneficial Shares owned  by Mr. Rosenzweig's son and  Mr.
      Rosenzweig  as  custodian for  his minor  children, and  52,500 Beneficial
      Shares  which  underlie  unexercised  options.  Mr.  Rosenzweig  disclaims beneficial  ownership of the Beneficial Shares  owned by his son and owned by him as custodian for his minor children.
(13)  Includes 15,915 Beneficial Shares owned by the pension trust of the  Trust of  which Fredric H. Gould, Israel Rosenzweig and a non-Trustee officer of the Trust are trustees, as to  which Beneficial Shares said trustees  have shared voting and investment power.
(14)  Includes  9,214 Beneficial Shares owned by  the pension and profit sharing plans of Gould Capital Corp. of which Fredric H. Gould is a trustee and as to which Mr. Gould has shared voting and investment power.
(15)  This total is qualified by notes (5) through (14).
(16)  Includes  an  aggregate  of  285,750  Beneficial  Shares  which   underlie
      unexercised options.

                              ELECTION OF TRUSTEES

    Pursuant to the Declaration of Trust, the Board of Trustees is divided into three classes of Trustees, each of which is elected for a term of three years. The Declaration of Trust provides for the number of Trustees to be between five and fifteen, the exact number to be determined by resolution adopted by a majority of the entire Board of Trustees. The Board of Trustees has fixed the number of Trustees at nine (9).

    At the meeting, the Class I Trustees will be elected by shareholders. The accompanying form of proxy will be voted for the election as Class I Trustees of Patrick J. Callan, Stuart S. Gould and Israel Rosenzweig unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will become unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as Trustee, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Trustees.

    During the last full fiscal year, the Board of Trustees held 3 meetings. Trustees attended all Board meetings held, except that Stuart S. Gould missed two meetings and Arthur Hurand, Nathan Kupin and Israel Rosenzweig each missed one meeting.

    The Board of Trustees has appointed an Audit Committee consisting of Gary Hurand, Herbert C. Lust, II and Patrick J. Callan. The functions of the Audit Committee include reviewing the annual audit, reviewing the adequacy of accounting and financial controls, and recommending independent auditors to the Board of Trustees. The Audit Committee held one meeting in the 1993 fiscal year.

    The Board of Trustees has appointed a Compensation Committee consisting of Gary Hurand, Herbert C. Lust, II and Patrick J. Callan. The Compensation Committee is composed entirely of independent outside directors and is responsible for setting and administering the policies which govern both annual compensation and the Trust's Stock Option Plans and Bonus Plan for executive officers. The Compensation Committee held one meeting in the 1993 fiscal year.

    The Trust has no Nominating Committee or any committee performing similar functions.

    Each Class I nominee, if elected, will serve until the annual meeting to be held in 1997 and until his successor is elected and qualifies. Each other Trustee will serve until the annual meeting to be held in the year set forth opposite his name and until his successor is elected and qualifies.

    The Board of Trustees of the Trust recommends a vote "FOR" the election of the three nominees. Proxies solicited by the Board of Trustees will be so voted unless shareholders specify in their proxies a contrary choice.

    The following table sets forth certain information concerning the Trustees, including the three nominees:

                                                  TERM                          PRINCIPAL                       TRUSTEE
                 NAME                    AGE    EXPIRING                     OCCUPATION (1)                      SINCE
- --------------------------------------   ---    ---------   -------------------------------------------------   --------
CLASS I
Patrick J. Callan (3)(4)(5)...........    57      1997(2)   Principal of The RREEF Funds, pension fund real       1984
                                                            estate investments; Director of The East New York
                                                            Savings Bank; Director of First Empire State
                                                            Corporation.
Stuart S. Gould.......................    87      1997(2)   Director of REIT Management Corp.; Chairman of        1983
                                                            the Executive Committee of Georgetown Partners
                                                            Inc., the Managing General Partner of Gould
                                                            Investors, L.P.

                                                  TERM                          PRINCIPAL                       TRUSTEE
                 NAME                    AGE    EXPIRING                     OCCUPATION (1)                      SINCE
- --------------------------------------   ---    ---------   -------------------------------------------------   --------
Israel Rosenzweig (3).................    46      1997(2)   President and Chief Executive Officer of the          1984
                                                            Trust; Senior Vice President of Georgetown
                                                            Partners, Inc.; Senior Vice President of One
                                                            Liberty Properties, Inc.; Senior Vice President
                                                            of Georgetown OLP Corp.; Director of Nautica
                                                            Enterprises, Inc.
CLASS II
Arthur Hurand (3).....................    77      1995      Private Investor; General Partner of the Motor        1989
                                                            Inn Limited Partnership; Director of the Key
                                                            State Bank; Director of One Liberty Properties,
                                                            Inc.
Herbert C. Lust, II (3)(4)(5).........    67      1995      Private Investor; Director of Prime Hospitality,      1981
                                                            Inc.
Marshall Rose (3).....................    57      1995      Vice Chairman of the Board of Trustees; Chairman      1986
                                                            of the Board of Georgetown Partners, Inc.; Vice
                                                            Chairman of the Board of One Liberty Properties
                                                            Inc. and Chairman of Georgetown OLP Corp.;
                                                            Chairman of the Board of REIT Management Corp.;
                                                            President of Georgetown Equities, Inc.
CLASS III
Fredric H. Gould (3)..................    58      1996      Chairman of the Board of Trustees; President of       1983
                                                            Georgetown Partners, Inc.; Chairman of the Board
                                                            of One Liberty Properties, Inc. and President of
                                                            Georgetown OLP Corp.; President of REIT
                                                            Management Corp.; Director of BFS Bankorp, Inc.
Nathan Kupin..........................    79      1996      Vice President of the Trust; Director of REIT         1983
                                                            Management Corp.; Vice Chairman of the Board of
                                                            Georgetown Partners, Inc.; Senior Vice President
                                                            of One Liberty Properties, Inc.
Gary Hurand (4)(5)....................    47      1996      President of Dawn Donut Systems, Inc.; Director       1990
                                                            of Republic Bancorp; Director of Republic Bank;
                                                            Director of Premier Bank.

- ------------------------
(1) Each Trustee has been engaged in the principal occupation indicated for at least the past five years, except as noted.
(2) If elected at the meeting.
(3) Member of the Executive Committee.
(4) Member of the Audit Committee.
(5) Member of the Compensation Committee.

    Stuart S. Gould is the father of Fredric H. Gould. Arthur Hurand is the father of Gary Hurand.

                     TRUSTEE'S FEES AND OTHER COMPENSATION


    Each unaffiliated Trustee was paid an annual retainer of $7,900 for services as a Trustee in the 1993 fiscal year. Through April 30, 1993 unaffiliated Trustees were paid $350 per meeting for each Trustee's meeting attended. Subsequent to April 30, 1993 unaffiliated Trustees were paid $500 per meeting for each Trustee's meeting and each committee meeting attended. With respect to fees (charged to operations) paid and accrued during the fiscal year for REIT Management Corp. (the "Advisor") under the Advisory Agreement, see "Interest of Management in Certain Transactions."


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


    Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the Trust's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, Trustees and greater than 10% beneficial owners are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file. The Trust prepares and files the requisite forms on behalf of its executive officers and Trustees. Based on a review of information supplied to the Trust by the executive officers and Trustees, the Trust believes that all Section 16(a) filing requirements applicable to its executive officers, Trustees and greater than 10% beneficial owners were complied with, except that a form 4 with respect to a transaction which took place in January 1992 by One Liberty Properties, Inc. ("OLP"), in which Matthew Gould, a Vice President of the Trust, is President, and amended form 4's for the months of August, September and October, 1992 with respect to transactions by OLP, were filed in November, 1992. The transactions by OLP were reported on a timely basis in filings made by OLP and in filings made by Fredric
H. Gould and Marshall Rose, Chairman and Vice Chairman, respectively, of both the Trust and OLP.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of BRT is composed of three independent non-employee trustees. The Committee is responsible for advising management and the Board of Trustees on matters pertaining to compensation arrangements for executive employees, as well administration of BRT's stock option plans and bonus plan.

COMPENSATION OVERVIEW

    It is the view of the Compensation Committee that the annual compensation of executive officers is composed of two key elements:

    (i) an Annual Component made up of base salary and annual bonus; and

    (ii) a long term component, i.e. stock options.

ANNUAL COMPONENT; BASE SALARY AND BONUS

    Base salaries are intended to be competitive and to reflect an individuals performance and contribution to the Trust. In reviewing base salaries, consideration is given to the effectiveness of each executive in the performance of his duties. The Compensation Committee has taken in account the operations of the Trust and has given consideration to the difficult real estate market of the past several years. Because of the substantial number of defaults, foreclosures and bankruptcies which have affected the real estate industry in general and the Trust in particular the Compensation Committee believes it must recognize the diligence and managerial expertise which the executive officers have demonstrated in managing the business of the Trust. The analysis referred to and, accordingly, the recommendations concerning executive compensation, are subjective in nature. The factors considered are not weighted in any specific manner.

    The concept of the annual bonus is to link a portion of the compensation of executives to the performance of the Trust. Under the Trust's existing bonus plan, which the Compensation Committee recommends be retained, the Trust must produce a minimum return to shareholders before any bonuses are awarded. Under the plan a bonus pool is to be established in each fiscal year in an amount equal to 15% of the amount by which the net income of the Trust in any fiscal year exceeds stockholders' equity multiplied by the average prime rate of interest plus 1%. Accordingly, the Trust must have a degree of success before bonuses are paid to executive officers. However, the Compensation Committee deems it advisable to recognize significant individual contributions by key employees in any particular fiscal year even if, pursuant to the bonus plan, there are not sufficient earnings to establish, under the terms of the plan, a bonus pool. Accordingly, the Compensation Committee recommends that $50,000 be used to pay bonuses to officers and employees (other than executive officers) if, in the opinion of the Compensation Committee, based upon recommendations made by the advisor to the Trust, any individual made a significant contribution to the Trust during the year.

LONG TERM COMPENSATION -- STOCK OPTIONS

    Stock options are granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the Trust's shares over a specified number of years. Under the existing stock option plan, options are granted at an exercise price equal to the fair market value of the stock of the Trust on the date of grant and are exercisable over a number of years (generally five to six years), in increments ranging between 20% and 25% per year on a cumulative basis. Stock options are the only form of long term incentive currently used by BRT.


    At the present time there are options outstanding which have been granted to executive officers and other key personnel of the Trust which have an exercise prices ranging from $3.50 to $3.625 per share. With respect to the executive officers of the Trust I.E. Israel Rosenzweig, and Jeffrey A. Gould, they have been granted 70,000, and 40,000 options, respectively. These options have approximately two and a half years remaining and it is the recommendation of the Compensation Committee that no additional options be granted at this time since the outstanding options, both amount and exercise price, are adequate to incentivize the executive officers of the Trust.


CEO COMPENSATION


    In the view of the Compensation Committee the base salary of the chief executive officer of the Trust should be frozen at $350,000 per annum for the 1993 fiscal year. The Compensation Committee has taken cognizance of the difficult real estate environment. In addition, the Chief Executive Officer was involved in restructuring and extending the bank credit agreement, in supervising and participating in negotiating workouts, property dispositions and supervising the operations of real estate owned. In recognition of his diligence and managerial expertise, the Compensation Committee recommends that the salary of the Chief Executive Officer be maintained at $350,000.



    In view of the current operations of the Trust, the Compensation Committee recommends that all executive salaries in fiscal 1993 be frozen at the levels in effect in fiscal 1992.


Respectfully submitted,

Patrick J. Callan
Gary Hurand
Herbert C. Lust, II

ANNUAL COMPENSATION

    The following Summary Compensation Table includes information with respect to compensation paid and accrued by the Trust for services rendered in all capacities to the Trust during the fiscal years ended September 30, 1991, 1992 and 1993, for the Chief Executive Officer of the Trust and the one other executive officer of the Trust whose annual compensation from the Trust exceeded $100,000 for the fiscal year ended September 30, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                      ANNUAL          ------------
                                                                 COMPENSATION (1)     STOCK OPTION
                       NAME AND                                  ----------------        GRANTS          ALL OTHER
                  PRINCIPAL POSITION                     YEAR         SALARY            (SHARES)      COMPENSATION (2)
- ------------------------------------------------------   ----    ----------------     ------------    ----------------
Israel Rosenzweig,
 President, Chief Executive
 Officer and Trustee..................................   1993    $      350,000               0       $       30,000
                                                         1992    $      350,000               0       $       30,000
                                                         1991    $      350,000          70,000       $       30,000
Jeffrey A. Gould,
 Executive Vice President.............................   1993    $      122,000               0       $       18,300
                                                         1992    $      122,000               0       $       18,300
                                                         1991    $       92,038          40,000       $       13,846

- ------------------------
(1) The Trust does not have any profit sharing plan, but it does have Stock Option Plans, a Pension Plan and a Bonus Plan for executive officers. No bonuses were granted to the Trust's executive officers during any of the above periods. See "Stock Option Plans" and "Pension Plan," below.
(2) Represents annual contributions under the Trust's Pension Plan, which are based on each participant's annual earnings.

PENSION PLAN


    The Trust has a non-contributory defined contribution pension plan covering employees. The Pension Plan is administered by Fredric H. Gould, Israel Rosenzweig and an employee of the Trust. Annual contributions of the Trust are based on 15% of an employee's annual earnings, not to exceed $30,000 per annum. Partial vesting starts one year after employment, increasing annually until full vesting is achieved at the completion of five years of employment. Benefits to participants upon retirement are determined by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. In fiscal 1993, $30,000 and $18,300, respectively, were contributed for the benefit of Israel Rosenzweig and Jeffrey A. Gould. The aggregate amount accrued to date for Messrs. Rosenzweig and Gould is approximately $295,000 and $83,000, respectively. The estimated credited years of service for each of Messrs. Rosenzweig and Gould is 10 and 7, respectively.


STOCK OPTION PLANS

    On May 22, 1984, the Board of Trustees of the Trust adopted a Stock Option Plan (the "1984 Plan"). The 1984 Plan was approved by the shareholders of the Trust on March 1, 1985. The 1984 Plan provides for the issuance of up to 300,000 Beneficial Shares to key personnel of the Trust of which 31,581 remain available for grant. The 1984 Plan does not provide for the issuance of stock appreciation rights. Options are granted at per share amounts at least equal to their fair market value at the date of grant. Options are not exercisable for a period of one year following the date of grant and thereafter options may be exercised to the extent of 20% thereof in any year on a cumulative basis, and expire five and one-half years after grant. In fiscal 1993 no options were granted and no options remain unexercised.

    On August 19, 1988 the Board of Trustees adopted a Stock Option Plan (the "1988 Plan"). The 1988 Plan was approved by the shareholders of the Trust on March 2, 1989. The 1988 Plan provides for the issuance of up to 500,000 Beneficial Shares to officers, trustees and employees of the Trust. The options granted may be either incentive stock options or options which do not qualify as incentive stock options. The exercise price of any option granted under the 1988 Plan must be not less than 100% of the fair market value of the Beneficial Shares on the date of grant. The 1988 Plan does not provide for the issuance of stock appreciation rights. At September 30, 1993, 38,000 shares remain available for grant and options to purchase 334,000 shares are exercisable. No options were granted during fiscal 1993.


    The following table sets forth certain information with respect to outstanding stock options held by the Trust's Chief Executive Officer and by the other executive officer of the Trust named in the preceding Annual Compensation table. No executive officer exercised stock options during fiscal 1993.


                  UNEXERCISED STOCK OPTIONS AT FISCAL YEAR END

                                                                                                VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                              OPTIONS AT FISCAL YEAR END         FISCAL YEAR END (1)
                                                             ----------------------------    ---------------------------
                           NAME                              EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----------------------------------------------------------   -----------    -------------    -----------    ------------
Israel Rosenzweig.........................................     52,500          17,500        $ 32,813       $ 10,938
Jeffrey A. Gould..........................................     30,000          10,000        $ 18,750       $  6,250

- ------------------------
(1)   Based upon a price per Beneficial Share at September 30, 1993 of $4.125.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


    The following graph compares the performance of the Trust's Beneficial Shares with the Standard & Poor's 500 Stock Index and a peer group index consisting of thirty publicly traded mortgage REIT's prepared by the National
Association of Real Estate Investment Trusts. The graph assumes $100 was invested on September 30, 1988 in the Trust's Beneficial Shares, the S&P 500 Index and the peer group index and assumes the reinvestment of dividends. The Trust will provide (upon written request) the names of REIT's included in the peer group index.


                                                                       [GRAPHIC]

BRT Realty Trust                               100   82   31   19   17   29
All Mortgage REITs                             100   91   64   89   88  101
S&P 500 Index                                  100  133  121  158  176  199

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    The Trust and REIT Management Corp. ("REIT" or "Advisor") are parties to an Advisory Agreement pursuant to which REIT furnishes administrative services with respect to the Trust's assets and, subject to the supervision of the Trustees, advises the Trust with respect to its investments. The Trust believes that the Advisory Agreement is on terms as favorable to the Trust as would be available from an unaffiliated party. The term of the Advisory Agreement has been renewed by the Board of Trustees to December 31, 1997. Messrs. Stuart S. Gould, Fredric
H. Gould, Nathan Kupin and Marshall Rose are directors of REIT and Messrs. Fredric H. Gould and Marshall Rose are officers of REIT. All of the outstanding shares of REIT are owned by Fredric H. Gould.

    For services performed by REIT under the Advisory Agreement, REIT receives an annual fee of 1/2 of 1% of the Invested Assets of the Trust other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The term "Invested Assets" is defined in the Advisory Agreement as the aggregate of all assets of the Trust as shown on the balance sheet of the Trust without deduction for (i) mortgages and other security interests to which the assets are subject, (ii) depreciation, and
(iii) amortization, but excluding (a) cash and cash items, (b) amounts due from managing agents, (c) rents and other receivables (not including mortgages receivable or other receivables arising from the sale of invested assets), (d) rent security, (e) prepaid expenses and deferred charges, and (f) obligations of municipal, state and federal governments and governmental agencies, other than securities of the Federal Housing Authority, the Veterans Administration and the Federal National Mortgage Association and securities issued by governmental agencies that are backed by a pool of mortgages.


    The fee to REIT is based on net assets and computation of the fee includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee under the Advisory Agreement is computed and payable quarterly, subject to adjustment at year end based on the Trust's audited financial statements. During the fiscal year ended September 30, 1993, REIT earned $1,295,000 from the Trust under the Advisory Agreement.


    Under the Advisory Agreement, the Trust bears all expenses including interest, discount and other costs for borrowed money; taxes on income or property and license fees (including franchise taxes); rental paid for office space used by the Trust; audit fees and expenses; legal fees; expenses of litigation involving the Trust; charges of custodians, transfer agents, registrars, warrant agents, dividend disbursing agent, brokers, underwriters and banks; expenses relating to meetings of trustees and shareholders; expenses connected with the acquisition, disposition or ownership of investment assets, including, but not limited to, travel expenses, costs of appraisal, leasing, maintenance, repair, improvement and foreclosure of property and origination and mortgage servicing fees and real estate brokerage commissions; fees for the management of real estate owned by the Trust; fees and expenses payable to trustees, officers and employees (other than fees payable to Trustees, officers and employees who are directors, officers and employees of REIT, whose compensation is payable solely by REIT), independent contractors, consultants, managers, or agents; the expenses of revising, amending, modifying or terminating the Trust; and indemnification required to be made by the Trust under the Declaration of Trust.

    The Advisory Agreement provides that directors, officers, and employees of REIT may serve as trustees, officers and employees of the Trust, but such persons are not and may not receive cash compensation from the Trust for services rendered in the latter capacities.

    The Advisory Agreement is not assignable by REIT without the written consent of the Trust. The Advisory Agreement is not assignable by the Trust without the written consent of REIT, except to a successor to the business and assets of the Trust. The Advisory Agreement has been renewed for a term ending December 31, 1997 and may be renewed on an annual basis by the Board of Trustees, for a maximum five year period. Notwithstanding such renewal of the Advisory Agreement by the Board of Trustees, the shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding Board of Trustees Meeting, if at a special meeting of shareholders called by at least twenty percent of the outstanding Beneficial Shares specifically for such purpose a majority of the outstanding Beneficial Shares entitled to vote thereon shall determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by the Board of Trustees or such renewal is rescinded by a majority of the outstanding Beneficial Shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining in the existing term.


    The Trust engages entities affiliated with REIT to manage properties acquired by the Trust in foreclosure or deed in lieu of foreclosure. The management services include, among other things, rent billing and collection, leasing (including document preparation), maintenance, construction supervision, compliance with regulatory statutes and rules (i.e. New York City rent control and rent stabilization rules) and property dispositions. In fiscal 1993 the Trust paid $706,000 to these entities for management and construction supervision fees and leasing and selling fees. The Trust believes these fees are on terms at least as favorable to the Trust as would be available from unaffiliated entities. The payment of these fees was ratified by the unaffiliated trustees.



    During the year ended September 30, 1993 Fredric H. Gould and Marshall Rose, Chairman and Vice Chairman of the Board of Trustees, were officers and directors of the corporate general partners of Gould Investors L.P. ("GLP"), a public master limited partnership, including the Managing General Partner of GLP. The Trust, GLP and other related entities occupy common office space, and share office services, equipment and personnel. In fiscal 1993, $1,283,000 of common general and administrative expenses were allocated to the Trust. This amount includes $117,124 and $108,308, allocated to the Trust for legal services and accounting services performed by Simeon Brinberg and David W. Kalish, respectively. Messrs. Brinberg and Kalish, who receive remuneration or payment of fees directly from GLP and related entities, are also executive officers of the Trust.



    During the year ended September 30, 1993 a law firm in which Simeon Brinberg, an officer of the Trust, is a Partner, received an aggregate of approximately $95,000 directly from borrowers of the Trust, for services rendered to the Trust in transactions involving such borrowers.


            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Trustees of the Trust is seeking the appointment of Kenneth Leventhal & Company as independent certified public accountants to audit the books, records and accounts of the Trust for the fiscal year ending September 30, 1994. This firm has served as the Trust's independent certified public accountants since 1986. Representatives of Kenneth Leventhal & Company are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions of the Trust's shareholders.

    If the Trust's shareholders do not approve of the appointment of Kenneth Leventhal & Company, the selection of independent certified public accountants will be made by the Trust's Board of Trustees.

    The Board of Trustees recommends a vote "FOR" the appointment of Kenneth Leventhal & Company as the Trust's independent certified public accountants for the fiscal year ending September 30, 1994.

                                    GENERAL

    Management of the Trust does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such voting matters is conferred by such proxies upon the persons voting them. The expenses in connection with the solicitation of the accompanying form of proxy, including the cost of preparing, printing and mailing the notice of meeting, form or proxy and Proxy Statement, have been or will be borne by the Trust.

                             SHAREHOLDER PROPOSALS


    The annual meeting of the Trust for the year ending September 30, 1994 is scheduled to be held in March 1995. In order to have any proposal to be presented by a shareholder at such meeting included in the Trust's proxy statement and form or proxy relating to the meeting, the proposal must be received by the Trust not later than September 28, 1994.


                                          By order of the Board of Trustees

                                          SIMEON BRINBERG, Secretary

Dated:  January 27, 1994